UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 2)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 11, 2007
Hythiam, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31932	88-0464853
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

11150 Santa Monica Blvd., Suite 1500
Los Angeles, California		90025
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (310) 444-4300
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On January 26, 2007, we entered into an amended and restated Agreement and Plan of Merger with Comprehensive Care Corporation (CompCare). The amended agreement, a copy of which is attached as Exhibit 2.2 and incorporated herein by reference, (a) supersedes the conditional merger agreement we entered into with CompCare on January 18, 2007 as disclosed in our current report on Form 8-K filed that date, (b) amends section 5(c)(2) to provide for a proxy statement and a special meeting of CompCare’s stockholders to vote on whether to approve the merger, (c) adds a new section 2(d)(6) providing for the treatment of CompCare stock options and warrants, (d) deletes former sections 6(a)(x) and 6(b)(viii) and eliminates the requirement for any further board ratification of the agreement or the merger, and (e) makes other conforming changes.
     Our wholly-owned subsidiary Woodcliff Healthcare Investment Partners, LLC has voting control of CompCare, and we intend to vote our shares in favor of the merger.
     The merger agreement provides that 1.0 share of Hythiam common stock will be issued in exchange for each 12.0 shares of CompCare common stock. The ratio is fixed, and will not fluctuate based on either company’s future trading price.
Item 9.01 Financial statements and Exhibits.
     (a) Financial statements of businesses acquired.
     On January 18, 2007, we filed a current report on Form 8-K dated January 11, 2007. This amendment to that report provides financial statements of CompCare, with regard to which we entered into the transactions reported in that filing. The financial statements are contained within CompCare’s Annual Report on Form 10-K for the fiscal year ended May 31, 2006 and its Quarterly Reports on Form 10-Q for the quarterly periods ended August 31 and November 30, 2006, which are attached as Exhibits 99.1, 99.2 and 99.3 and incorporated herein by reference.
     (d) Exhibits.

No.	Description
2.2	Amended and Restated Agreement and Plan of Merger

99.1	CompCare’s annual report on Form 10-K for the year ended May 31, 2006

99.2	CompCare’s quarterly report on Form 10-Q for the quarter ended August 31, 2006

99.3	CompCare’s quarterly report on Form 10-Q for the quarter ended November 30, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYTHIAM, INC.
Date: January 29, 2007	By:	/s/ Chuck Timpe
Chuck Timpe
Chief Financial Officer